EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Jen-Hsun Huang, the President and Chief Executive Officer of NVIDIA Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.  The Company’s Quarterly Report on Form 10-Q for the period ended July 26, 2026, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date: August 26, 2026

/s/JEN-HSUN HUANG

Jen-Hsun Huang
President and Chief Executive Officer

A signed original of this written statement required by Section 906 of 18 U.S.C. § 1350 has been provided to NVIDIA Corporation and will be retained by NVIDIA Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.